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                                                                     EXHIBIT 3.2











                        FIRST AMENDED AND RESTATED BYLAWS

                                       OF

                            JDA SOFTWARE GROUP, INC.





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                            JDA SOFTWARE GROUP, INC.


                        FIRST AMENDED AND RESTATED BYLAWS




                                   ARTICLE I.

                                     OFFICES

         Section 1. The registered office shall be in the County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 1. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the date of the last annual meeting of stockholders.

         Section 2. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 3. Special Meetings of the stockholders (or of any specific class thereof), for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a stockholder or stockholders owning at least ten percent (10%) of the number of shares of stock (or, with respect to meetings of a specific class, the number of shares of such specific class thereof of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Upon the closing of the first sale of the


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Corporation's common stock pursuant to a firmly underwritten registered public offering (the "IPO"), special meeting of the stockholders may be called only by the President or the Chief Executive Officer and shall be called by the President or Chief Executive Officer at the request in writing of at least one-third (1/3) of the directors then in office, and shall be held at such place, on such date. and at such time as the President or Chief Executive Officer shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

         Section 4. Written notice of the place, date, and time of all annual meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation). Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than five (5) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 5. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, Chief Executive Officer or Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or
(d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the Dame and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

         Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders (or any specific class thereof) for the transaction of business except


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as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by any meeting of the stockholders, the chairman of the meeting or the holders of a majority of shares of stock entitled to vote thereat who are present, in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the General Corporation Laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         Section 8. Prior to the IPO, unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that upon the closing of the IPO, this Section 8 of Article II shall no longer be effective and shall be null and void. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.

                                    DIRECTORS

         Section 1. The number of directors shall be between four (4) and seven
(7), with the number initially set at four (4), and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The four (4) directors shall be elected at the annual meeting of the stockholders, who shall vote for such directors as provided in the Certificate of Incorporation. Upon the closing of the IPO, the directors shall be divided into three (3) classes, with the term of office of the first class, which


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class shall initially consist of one (1) director, to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class, which class shall initially consist of one (1) director, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of two (2) directors, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Upon the closing of the IPO, a vacancy resulting from the removal of a director by the stockholders as provided in
Article III, Section 2 below may be filled by the Board of Directors. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Directors need not be stockholders.

         Section 2. Prior to the IPO, any vacancies on the Board of Directors shall be filled by the stockholders of the Corporation entitled to fill such vacancy as provided in the Certificate of Incorporation and the director so chosen shall hold office until such director's successor is elected and qualified. Vacancies from any newly created directorships resulting from any increase in the authorized number of directors may be filled by all of the directors then in office, and the directors so chosen shall hold office until such directors' successors are elected and qualified. Upon the closing of the IPO, subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which shall have and exercise full power in the management and conduct of the business and affairs of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting provided a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be


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specified in a notice given as hereinafter provided for special meetings of the
Board of Directors, or as shall be specified in a written waiver by all of the directors.

         Section 6. Regular meetings of the Board of Directors shall be held at least quarterly and may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Prior to the IPO, special meetings of the Board of Directors may be called by the President or any one (1) director on one (1) day's notice to each director, either personally or by mail or by telegram or facsimile (with receipt of confirmation of transmission); special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of one director. Upon the closing of the IPO, special meetings of the board may be called by the President or Chief Executive Officer or by resolution adopted by at least one-third (1/3) of the directors then holding office, though less than a quorum, on one (1) day's notice to each director, either personally or by mail or by telegram or facsimile (with receipt of confirmation of transmission).

         Section 8. At all meetings of the board, a majority of all the directors of the Corporation shall constitute a quorum and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all


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papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees and any alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committee may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV.

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile (upon receipt of confirmation of transmission).

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and may include, or if otherwise required by the Delaware General Corporation Law, shall include, a President, a Chief Executive Officer, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders must choose a President, one or more Vice Presidents, a Secretary and a Treasurer.


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         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                  THE PRESIDENT

         Section 6. The President shall be the executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform the duties that usually pertain to this office.

         Section 7. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise, signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                               THE VICE PRESIDENTS

         Section 8. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant


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Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 14. The Assistant Treasurer, or if there shall be more than one
(1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI.

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors or the President or a Vice President or the Treasurer or an Assistant Treasurer,


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or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, nor (ii) more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors for action by stockholder consent in writing without a meeting, nor (iii) more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply


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to any adjournment of the meeting; provided, however, that the Board of
Directors may fix a new record date for the adjourned meeting.


                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the director from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                     CHECKS

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall end on the last day of December in each year unless the Board of Directors shall determine otherwise.


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                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                BOOKS AND RECORDS

         Section 7. The books and records of this Corporation shall be maintained in the County of Maricopa, State of Arizona, or at such other place as may be specified from time to time by the Board of Directors.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or Proceeding (or part thereof) was authorized and approved by the Board of Directors of the Corporation, or (c) the action, suit or Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided.

however. that, unless" the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

         Section 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred by an officer or director in defending any Proceeding in advance of its final disposition, provided however, that the payment of expenses incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. For purposes of this Section 2, the terms "expenses incurred by an officer or director in defending any Proceeding" shall not include any fees or expenses incurred in connection with the affirmative prosecution of any claim against the Corporation by such director or officer, whether as plaintiff, counterclaimant, cross-claimant or otherwise.

         Section 3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 4. Non-exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 7. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE IX.

                                   AMENDMENTS

         Section 1. Prior to the closing of the IPO, these Bylaws may be altered or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting. Prior to the closing of the IPO, any amendments to these Bylaws must be approved by a majority of the directors then serving and approved by the holders of at least a majority of the total number of shares of Preferred Stock then outstanding. Upon the closing of the IPO, the Board of Directors shall be expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of at least two-thirds (2/3) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


         These First Amended and Restated Bylaws were adopted by all the directors of the Corporation on the 11th day of October, 1997.


                                       JDA SOFTWARE GROUP, INC.




                                       By: /s/ Frederick M. Pakis
                                           ------------------------------------
                                           Frederick M. Pakis, Co-Chairman
Attest:



/s/ Kristen L. Magnuson
----------------------------------
Kristen L. Magnuson, Secretary


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
                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.       OFFICES..................................................... 1

ARTICLE II.      MEETINGS OF STOCKHOLDERS.................................... 1

ARTICLE III.     DIRECTORS................................................... 3

ARTICLE IV.      NOTICES..................................................... 6

ARTICLE V.       OFFICERS.................................................... 6

ARTICLE VI.      CERTIFICATES OF STOCK....................................... 8

ARTICLE VII.     GENERAL PROVISIONS......................................... 10

ARTICLE VIII.    INDEMNIFICATION............................................ 11
      Section 1. Right to Indemnification................................... 11
      Section 2. Prepayment of Expenses..................................... 12
      Section 3. Claims..................................................... 12
      Section 4. Non-exclusivity of Rights.................................. 12
      Section 5. Other Indemnification...................................... 12
      Section 6. Amendment or Repeal........................................ 12
      Section 7. Insurance.................................................. 12

ARTICLE IX. AMENDMENTS...................................................... 13


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